Exhibit 99.1


                                                            --------------------
FOR IMMEDIATE RELEASE                                         Maxcor Financial
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                      MAXCOR FINANCIAL GROUP INC. ESTIMATES
                   2001 4Q TOTAL NET INCOME AT $.26 PER SHARE


              2001 total net income expected to be $1.16 per share,
              -----------------------------------------------------
                         up from $.23 per share in 2000
                         ------------------------------

             COMPANY ALSO TO AMEND PRIOR YEARS' RESULTS IN UPCOMING
          2001 FORM 10-K TO DECONSOLIDATE REVENUES AND EXPENSES OF ITS
                          TOKYO-BASED BROKERAGE VENTURE

       Amendment will have no impact on earnings, cash flows or book value
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                                 for any period
                                 --------------

            Warrant expiration date further extended until April 12th

         (New York, New York - March 6, 2002) - Maxcor Financial Group Inc.
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(Nasdaq: MAXF) today announced that it expects to achieve after-tax net income
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of approximately $2.0 million, or $.26 per share, for its fourth quarter ended
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December 31, 2001, bringing total after-tax earnings for the year to
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approximately $9.0 million, or $1.16 per share.
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         By comparison, net income was $56,000, or $.01 per share, for the
         -----------------------------------------------------------------
fourth quarter of 2000 and $2.0 million, or $.23 per share, for all of 2000.
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         Based on the foregoing, the Company estimates that its year end book value will be $4.88 per share, as compared to $3.48 per share at December 31, 2000.

         The fourth quarter 2001 net income is expected to be comprised of approximately $1.0 million, or $.13 per share, in after-tax operating income, and an additional approximately $1.0 million, or $.13 per share, net after-tax benefit on various non-recurring or non-operating items, primarily reflecting a one-time after-tax benefit of $3.0 million related to the favorable resolution of a contingency, offset by one-time net after-tax expenses of $800,000 incurred by the Company in connection with the September 11th terrorist attacks and a write-off and amortization of approximately $1.2 million in goodwill, other intangibles and certain other assets associated with the Company's August 2000 acquisition of Tradesoft Technologies, Inc. The Company anticipates finalizing and releasing its audited year-end earnings results by late March.

         The Company said that the 4Q 2001 non-operating results above include an estimated $450,000 receivable for insurance recoveries that are considered probable and reasonably estimable and which have been recorded as an offset to approximately $2.0 million in one-time fourth quarter pre-tax expenses associated with the events of September 11th (resulting in the net, after-tax charge of $800,000 described above). The Company has not recorded in income any insurance receivable related to fourth quarter lost revenues, however, as the Company is still negotiating the extent of those recoveries with its insurer. The Company advised that in later reporting periods, as its claims for lost revenues (net of saved expenses) and extra expenses are settled, it expects to record related gains.

                                Page 5 of 7 Pages

         Separately, Maxcor also announced that, in connection with the review by the SEC of its Form S-3 registration statement relating to its 734,980 outstanding common stock purchase Warrants (each of which is exercisable for one share of common stock at $5.00), and a resulting reassessment by the Company's independent accountants, the Company will be restating its revenues and expenses for the fiscal years ended December 31, 1999 and 2000, and the interim periods since ended, in order to deconsolidate from the presentation therein the revenues and expenses associated with the operations of its Tokyo-based brokerage venture.

         The restatement will have no effect on earnings, cash flows or
         --------------------------------------------------------------
shareholders' equity for any of the periods affected, or for any future periods.
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         The Company has historically consolidated into its statement of operations the operating results of its brokerage venture in Tokyo on the basis of its effective control of the management of those operations, which are similar to those conducted by the Company in New York and London. The Company will now instead present its share of the profits and losses of the brokerage venture in other income as non-equity earnings (losses) from a contractual arrangement, with detail on the full scope of the venture's revenues and expenses placed in a footnote disclosure. This treatment was determined to accord better with the fact that under Japanese law the venture is not viewed as a separate legal entity, but solely as a contractual arrangement.

         The Company will implement this changed presentation in its Annual Report on Form 10-K for the year ended December 31, 2001, which the Company plans to file with the SEC prior to the end of March. The Company's registration statement for the Warrants will not be effective until after this filing is made. Accordingly, the Company announced a further extension of the expiration date of the Warrants, until April 12, 2002 at 5:00 p.m.

         The table below compares, for the applicable periods, previously reported consolidated total revenues and expenses with restated consolidated total revenues and expenses. As noted therein, net income for all periods remains unchanged.

                                           MAXCOR FINANCIAL GROUP INC.

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      Period:            Q3 2001             Q2 2001             Q1 2001              2000                1999
      -------            -------             -------             -------              ----                ----
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
Previously
reported total
revenues              $ 41,570,790        $ 44,141,774        $ 45,691,576        $151,592,180        $157,330,116
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Total revenues
as restated             37,681,166          40,528,176          40,891,633         131,805,523         137,305,469
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Previously
reported total
expenses                39,602,612          41,416,723          43,363,418         149,725,971         153,221,260
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Total expenses
as restated             35,712,988          37,803,125          38,563,475         129,939,314         133,196,613
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Per share net
income
(unchanged)                   $.26                $.35                $.30                $.23                $.25
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


                                Page 6 of 7 Pages

         Giving effect to the restatement, total revenues for the first nine months of 2001 were $119.1 million, a 19% improvement over the $100.1 million recorded for the first nine months of 2000.

         On this same basis, the Company said total revenues for the fourth quarter of 2001 were $35.7 million, a 13% increase over revenues of $31.7 million for the comparable period in 2000, and $154.8 million for all of 2001, a 17% increase over revenues of $131.8 million for all of 2000.

         Maxcor Financial Group Inc. (www.maxf.com), through its various Euro Brokers entities, is a leading domestic and international inter-dealer brokerage firm specializing in interest rate and currency derivatives, emerging market debt products, cash deposits and other money market instruments, repurchase agreements, corporate bonds, U.S. government agency bonds and other fixed income securities. Tradesoft Technologies, Inc. (www.tradesoft.com) is the Company's software and technology arm, specializing in the development and licensing of electronic trading platforms. Maxcor Financial Inc. is the Company's U.S. registered broker-dealer subsidiary, and Maxcor Financial Asset Management Inc. is the Company's SEC registered investment adviser subsidiary. The Company employs approximately 500 persons and maintains principal offices in New York, London, and Tokyo.


Contact:    Maxcor Financial Group Inc., New York
            Investor Relations: Roger Schwed, (212) 748-7000

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This release contains certain "forward-looking" statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, the Company has identified these forward-looking statements by words such as "believes," "anticipates," "expects," "intends" and similar phrases. Such forward-looking statements, which describe the Company's current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond the control of the Company. Actual results or performance could differ materially from that expected by the Company. Uncertainties include factors such as market and economic conditions, the success of technology development and deployment, the status of relationships with employees, clients, business partners and clearing firms, possible third-party litigations or other unanticipated contingencies, the actions of competitors, and government regulatory changes. Reference is made to the "Cautionary Statements" section of the Company's 2000 Annual Report on Form 10-K and to the Company's subsequent filings with the Securities and Exchange Commission, including its Registration Statement on Form S-3 (registration no. 333-74164), for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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